EXHIBIT 99.1




                   ULTICOM THIRD QUARTER FISCAL 2005 RESULTS:
                 SALES OF $15,255,000; NET INCOME OF $7,692,000;
           EARNINGS OF $0.17 PER DILUTED SHARE, INCLUDING TAX BENEFIT
                           OF $0.07 PER DILUTED SHARE


MOUNT LAUREL, NJ, DECEMBER 6, 2005 - Ulticom, Inc. (NASDAQ: ULCM), a leading provider of service enabling signaling software for fixed, mobile, and Internet communications, today announced financial results for the third quarter of fiscal year 2005, ended October 31, 2005.

For the quarter, Ulticom had sales of $15,255,000, a decrease of 10% when compared with sales of $17,034,000 in the third quarter of fiscal year 2004. The Company posted net income on a generally accepted accounting principles ("GAAP") basis for the quarter of $7,692,000 ($0.17 per diluted share) compared to net income of $4,867,000 ($0.11 per diluted share) for the third quarter of fiscal 2004. During the third quarter 2005, the Company recorded approximately $3.0 million ($0.07 per diluted share) favorable tax benefit related to the reversal of tax reserves previously established for certain business credits, the reconciliation of the book provision to prior year tax return, and the related impact to interest income.

"During the quarter, we saw deployments of our signaling products for messaging and mobility applications to support the continued growth in wireless voice and data traffic in both emerging and developed markets. Our results also benefited from Signalware deployments globally in IP-based switching solutions for broadband networks as both incumbent and next generation fixed and mobile service providers continue to invest in packet infrastructure," said Shawn Osborne, President and CEO of Ulticom. "With our service essential software, high-value customer base, and continued financial strength, we believe Ulticom is well positioned to expand our role enabling wireless and broadband communications."

The Company ended the quarter with cash, cash equivalents, and short-term investments of $264,933,000, working capital of $270,685,000, total assets of $290,083,000, and shareholders' equity of $275,636,000, all of which are record levels.


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ULTICOM THIRD QUARTER FISCAL 2005 RESULTS:
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Financial highlights at and for the nine-month and three-month periods ended
October 31, 2005 and prior year comparisons are as follows:


                              FINANCIAL HIGHLIGHTS
                              --------------------
                      (In thousands, except per share data)

Operations Data on a GAAP basis:

                                                 Nine months ended            Three months ended
                                                     (UNAUDITED)                  (UNAUDITED)

                                             OCTOBER 31,    OCTOBER 31,    OCTOBER 31,   OCTOBER  31,
                                                 2004          2005           2004           2005
                                                 ----          ----           ----           ----
Sales                                        $  46,310      $  44,453      $ 17,034       $  15,255
Cost of sales                                   10,786         11,122         3,749           4,307
                                             ----------     ----------     ---------      ----------
Gross profit                                    35,524         33,331        13,285          10,948

Operating expenses:
Research and development                         7,918          9,344         2,573           2,961
Selling, general and administrative             13,246         12,134         4,304           4,217
                                             ----------     ----------     ---------      ----------
Income from operations                          14,360         11,853         6,408           3,770
Interest and other income, net                   2,130          5,849           996           2,987
                                             ----------     ----------     ---------      ----------
Income before income tax provision              16,490         17,702         7,404           6,757
Income tax provision                             5,444          2,458         2,537            (935)
                                             ----------     ----------     ---------      ----------
Net income                                   $  11,046      $  15,244      $  4,867       $   7,692
                                             ==========     ==========     =========      ==========

Earnings per share:
Basic                                        $    0.26      $    0.35      $   0.11       $    0.18
                                             ==========     ==========     =========      ==========
Diluted                                      $    0.25      $    0.35      $   0.11       $    0.17
                                             ==========     ==========     =========      ==========

Weighted average shares:
Basic                                           42,435         43,190        42,713          43,256
                                             ==========     ==========     =========      ==========
Diluted                                         43,740         44,178        44,114          44,204
                                             ==========     ==========     =========      ==========

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ULTICOM THIRD QUARTER FISCAL 2005 RESULTS:
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                              FINANCIAL HIGHLIGHTS
                              --------------------
                                 (In thousands)


BALANCE SHEET DATA:                                                    JANUARY  31,      OCTOBER 31,
                                                                          2005               2005
                                                                          ----               ----
                                                                                         (UNAUDITED)
         ASSETS
         ------
CURRENT ASSETS:
              Cash, cash equivalents and short-term investments        $  246,672        $  264,933
       Accounts receivable, net                                            11,062            11,798
              Inventories                                                   1,286               936
              Prepaid expenses and other current assets                     3,558             7,465
                                                                       -----------       -----------
TOTAL CURRENT ASSETS                                                      262,578           285,132

         PROPERTY AND EQUIPMENT, net                                        2,274             2,926
INVESTMENTS                                                                 5,375                 -
OTHER ASSETS                                                                1,765             2,025
                                                                       -----------       -----------
TOTAL ASSETS                                                           $  271,992        $  290,083
                                                                       ===========       ===========


         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------

CURRENT LIABILITIES:
              Accounts payable and accrued expenses                    $   11,966        $   11,356
     Deferred revenue                                                       4,462             3,091
                                                                       -----------       -----------
TOTAL CURRENT LIABILITIES                                                  16,428            14,447

SHAREHOLDERS' EQUITY                                                      255,564           275,636
                                                                       -----------       -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $  271,992        $  290,083
                                                                       ===========       ===========

ABOUT ULTICOM:

Ulticom provides service enabling, signaling software for fixed, mobile, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Traded on NASDAQ, as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information visit, http://www.ulticom.com.


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ULTICOM THIRD QUARTER FISCAL 2005 RESULTS:
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CONFERENCE CALL INFORMATION:

The Company will host a conference call to discuss these results following this release on Tuesday, December 6, 2005 at 4:30 p.m. eastern. The dial-in number is 800-683-1585. A web cast of the call, both live and archived, will be available through the Ulticom website at www.ulticom.com. A digital replay of the call will be available until 12 Midnight eastern on December 14th. Access this replay by dialing 877-519-4471 and providing the PIN 6771489.

          NOTE: This release may contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties. These risks and uncertainties could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important risks, uncertainties, and other important factors that could cause actual results to differ materially include, among others: risks associated with the development and acceptance of new products and product features; risks associated with the company's dependence on a limited number of customers for a significant percentage of the company's revenues; changes in the demand for the company's products; changes in capital spending among the company's current and prospective customers; aggressive competition may force the company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the company's assets in cash equivalents and short-term investments; risks associated with the company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the company's Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the company's products with those of equipment manufacturers and application developers and the company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the company's reliance on a limited number of independent manufacturers to manufacture boards for the company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the company's intellectual property rights and the inappropriate use by others of the company's proprietary technology; risks associated with the company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. All documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Ulticom, Signalware and Programmable Network are trademarks or registered trademarks of Ulticom, Inc.


Contact: Chris Tunnard
         Ulticom, Inc.
         856-787-2972

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